UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2012

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT		06095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On March 14, 2012, SS&C Technologies Holdings, Inc. (“SS&C”), a Delaware corporation, and SS&C Technologies Holdings Europe S.A.R.L. (“SS&C Sarl”), a Luxembourg société à responsabilité limitée and an indirect wholly-owned subsidiary of SS&C, entered into a Cooperation Agreement with GlobeOp Financial Services S.A. (“GlobeOp”), a Luxembourg sociéte anonyme. Pursuant to the Cooperation Agreement, SS&C Sarl issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the City Code on Takeovers and Mergers (the “City Code”) disclosing that SS&C and GlobeOp had agreed on the terms of a recommended cash offer (the “Offer”) to be made by SS&C for the acquisition of the entire issued and to be issued share capital of GlobeOp, for cash of 485 pence per share. The Offer values GlobeOp’s issued and to be issued share capital at approximately 572 million pounds (approximately $900 million based upon the current exchange rate). The Offer is subject to customary conditions, including (i) acceptance of the Offer by the holders of at least 70% of the GlobeOp share capital, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of other required regulatory approvals and (iv) other customary conditions. The transaction is expected to close by the middle of 2012.

SS&C has obtained committed funds to finance the Offer by means of a credit agreement entered into on March 14, 2012. For a description of the Credit Agreement, see Item 2.03 below. In addition, SS&C has entered into a forward currency transaction and a currency option transaction to protect against the foreign currency exchange rate risk that exists because the Offer price is denominated in a foreign currency.

The foregoing summary of the Cooperation Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2012, SS&C, SS&C Technologies, Inc. (“SS&C Technologies”), a Delaware corporation and wholly-owned subsidiary of SS&C, and SS&C Sarl entered into a Credit Agreement (the “Credit Agreement”) among SS&C Technologies and SS&C Sarl, as the borrowers, SS&C, certain subsidiaries of SS&C Technologies as guarantors, Deutsche Bank AG New York Branch, as administrative agent, swing line lender and letter of credit issuer (the “Agent”), the other lenders party thereto and Deutsche Bank Securities, Inc., Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

The Credit Agreement has four tranches of term loans: (i) a $0 term A-1 facility (the “Term A-1 Loans”) to be borrowed by SS&C Technologies, (ii) a $300 million term A-2 facility (the “Term A-2 Loans” and, together with the Terms A-1 Loans, the “Term A Loans”) to be borrowed by SS&C Sarl, (iii) a $725 million term B-1 facility to be borrowed by SS&C Technologies (the “Term B-1 Loans”) and (iv) a $100 million term B-2 facility to be borrowed by SS&C Sarl (the “Term B-2 Loans” and, together the Term B-1 Loans, the “Term B Loans”; and the Term B Loans, together with the Term A Loans, the “Term Loans”). In addition, the Credit Agreement has a $142 million bridge loan facility available to be borrowed by SS&C Sarl (the “Bridge Loans”) and a revolving credit facility available to be borrowed by SS&C Technologies with $100 million in commitments (the “Revolver”). The Revolver contains a $25 million letter of credit sub-facility and a $20 million swingline loan sub-facility.

The initial credit extensions under the Credit Agreement are subject to certain conditions precedent, and the proceeds of the loans will be used to satisfy a portion of the consideration required to fund the Offer, refinance amounts outstanding under SS&C’s existing credit facility and, under certain circumstances, finance the consideration payable in SS&C’s pending acquisition of Thomson Reuters’ PORTIA business. The Credit Agreement provides, however, that during a period defined as the “Certain Funds Period,” only specified representations and warranties are applicable to ensure compliance with the Certain Funds provisions of the City Code.

The Term Loans, the Bridge Loans and the Revolver will bear interest, at the election of the borrowers at either the base rate (as defined in Credit Agreement) or LIBOR, plus the applicable interest rate margin for the credit facility. The Term A Loans and the Revolver will initially bear interest at either LIBOR plus 2.75% or at the base rate plus 1.75%, and then will be subject to a step-down based on SS&C’s consolidated net senior secured leverage ratio and would be equal to 2.50% in the case of the LIBOR margin, and 1.50% in the case of the base rate margin. The Term B Loans will bear interest at either LIBOR plus 3.25% or at base rate plus 2.25%, with LIBOR subject to a 1.00% floor. The Bridge Loans will bear interest at either LIBOR plus 2.75% or at the base rate plus 1.75%.

As security for the obligations under the Credit Agreement, SS&C, SS&C Technologies, and the material domestic subsidiaries of SS&C Technologies have agreed to pledge substantially all of their tangible and intangible assets to support the obligations of SS&C Technologies and SS&C Sarl under the Credit Agreement. In addition, SS&C Sarl has agreed, in certain circumstances, to cause subsidiaries in foreign jurisdictions to guarantee SS&C Sarl’s obligations and pledge substantially all of their assets to support the obligations of SS&C Sarl under the Credit Agreement.

The Credit Agreement contains customary covenants limiting the ability of SS&C and its subsidiaries to, among other things, pay dividends, incur debt or liens, redeem or repurchase equity, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains a financial covenant requiring SS&C to maintain a consolidated net senior secured leverage ratio. The Credit Agreement contains various events of default (including failure to comply with the covenants contained in the Credit Agreement and related agreements) and upon an event of default, the lenders may, subject to various customary cure rights, require the immediate repayment of all amounts outstanding under the Term Loans, the Bridge Loans and the Revolver and foreclose on the collateral. The Credit Agreement provides, however, that during the Certain Funds Period, only specified events of default will apply.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In the ordinary course of business, the joint lead arrangers and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with SS&C, SS&C Technologies and their affiliates for which the joint lead arrangers and their affiliates have in the past received, and may in the future receive, customary fees.

Item 7.01. Regulation FD Disclosure

On March 14, 2012, SS&C, through SS&C Sarl, issued the Rule 2.7 Announcement announcing the Offer and held an investor conference call in connection with the Offer and the other transactions described herein. A copy of the Rule 2.7 Announcement, the press release issued on March 14, 2012 and the slides that were referenced on the investor conference call are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively. The information contained in Exhibits 99.1, 99.2 and 99.3 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Cooperation Agreement, dated as of March 14, 2012, between SS&C Technologies Holdings, Inc., SS&C Technologies Holdings Europe S.A.R.L. and GlobeOp Financial Services S.A. (filed herewith)

10.1	Credit Agreement, dated as of March 14, 2012, by and among SS&C Technologies, Inc., SS&C Technologies Holdings, Inc., SS&C Technologies Holdings Europe S.A.R.L., the subsidiary guarantors identified therein, Deutsche Bank AG New York Branch, as administrative agent, swing line lender and letter of credit issuer, the other lenders party thereto and Deutsche Bank Securities, Inc., Barclays Capital, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners (filed herewith)

99.1	Rule 2.7 Announcement, dated March 14, 2012 (furnished herewith)

99.2	Press Release, dated March 14, 2012 (furnished herewith)

99.3	Investor Presentation, dated March 14, 2012 (furnished herewith)

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of SS&C and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the expected effects on SS&C of the proposed acquisition of GlobeOp, the expected timing and conditions precedent relating to the proposed acquisition of GlobeOp, anticipated earnings enhancements and other strategic options and all other statements in this Current Report on Form 8-K other than statements of historical fact. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements relating to the proposed transaction. These factors include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to integrate successfully GlobeOp within SS&C; exposure to potential litigation and changes in anticipated costs related to the acquisition of

GlobeOp. Additional factors that could cause actual results and developments to differ materially include, among others, unanticipated changes in revenue, margins, costs, and capital expenditures; issues associated with new product introductions; foreign currency fluctuations; risks associated with growth; geographic factors and political and economic risks; actions of SS&C competitors; changes in economic or industry conditions generally or in the markets served by SS&C and GlobeOp; the state of financial and credit markets; work stoppages, labor negotiations, and labor rates; and the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect SS&C is also included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. SS&C undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: March 14, 2012	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Cooperation Agreement, dated as of March 14, 2012, between SS&C Technologies Holdings, Inc., SS&C Technologies Holdings Europe S.A.R.L. and GlobeOp Financial Services S.A. (filed herewith)

10.1	Credit Agreement, dated as of March 14, 2012, by and among SS&C Technologies, Inc., SS&C Technologies Holdings, Inc., SS&C Technologies Holdings Europe S.A.R.L., the subsidiary guarantors identified therein, Deutsche Bank AG New York Branch, as administrative agent, swing line lender and letter of credit issuer, the other lenders party thereto and Deutsche Bank Securities, Inc., Barclays Capital, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners (filed herewith)

99.1	Rule 2.7 Announcement, dated March 14, 2012 (furnished herewith)

99.2	Press Release, issued on March 14, 2012 (furnished herewith)

99.3	Investor Presentation, dated March 14, 2012 (furnished herewith)